                         BLANK ROME COMISKY & McCAULEY
                               COUNSELORS AT LAW

                                  [LETTERHEAD]



                                                                   215-569-5549

                                November 19, 1996



Commerce Bancorp, Inc.
Commerce Atrium
1701 Route 70 East
Cherry Hill, NJ  08034

         Re:      Commerce Bancorp, Inc.
                  Registration Statement on Form S-4
                  (Registration No. 333-16263)

Gentlemen:

         We have acted as counsel to Commerce Bancorp, Inc. (the "Company") in connection with the Registration Statement on Form S-4 (Registration No. 333-16263) filed by the Company pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), relating to the issuance of up to 2,651,492 shares of Common Stock, $1.5625 par value (the "Common Stock") in connection with the proposed acquisition of Independence Bancorp, Inc., Ramsey, New Jersey by the Company. This opinion is furnished pursuant to the requirements of Items 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the following documents: (1) the Certificate of Incorporation of the Company, as amended; (2) the By-laws of the Company, as amended, (3) resolutions adopted by the Company Board of Directors (the "Resolutions"); and (4) the Registration Statement. We have not performed any independent investigation other than the document examination described. We have assumed and relied on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of New Jersey.

         Based upon and subject to the assumptions, limitations and qualifications contained herein, we are of the opinion that:

Commerce Bancorp, Inc.
November 19, 1996
Page 2



         When the Common Stock of the Company which is being registered is issued in the manner, and for the consideration contemplated by, the Registration Statement, such Common Stock will be legally issued, fully paid and non-assessable.

         The opinions expressed herein are subject in all respects to the following qualifications: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies; and (c) the effect of applicable laws and court decisions which may now or hereafter limit or render unenforceable certain rights and remedies.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.

                                                   Very truly yours,



                                                   BLANK ROME COMISKY & McCAULEY